Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Third Quarter 2019 Financial Results
Software Revenues Up 49%;
Company Increases Outlook for Current and Next Fiscal Year

SAN FRANCISCO - November 29, 2018 - Splunk Inc. (NASDAQ: SPLK), delivering actions and outcomes from the world of data, today announced results for its fiscal third quarter ended October 31, 2018.

Third Quarter 2019 Financial Highlights

•	Software revenues were $325 million, up 49% year-over-year.

•	Total revenues were $481 million, up 40% year-over-year.

•	GAAP operating loss was $50 million; GAAP operating margin was negative 10.4%.

•	Non-GAAP operating income was $65.4 million; non-GAAP operating margin was 13.6%.

•	GAAP loss per share was $0.38; non-GAAP income per share was $0.38.

•	Operating cash flow was $59.1 million with free cash flow of $51.8 million.

“The strength of our results is a testament to Splunk’s pioneering innovation and the rising demand for data-driven insights across all industries,” said Doug Merritt, President and CEO, Splunk. “At .conf18, we announced the largest wave of product innovation in our history, unveiled Splunk Next - our vision to take Splunk beyond IT and security at scale, and released our first Internet of Things product, Splunk for Industrial IoT. Customer feedback is overwhelmingly positive, and Splunk is positioned to continue to lead through this data revolution.”

CFO Future Retirement

Dave Conte has decided to retire in March 2020, after what will be more than eight years with Splunk. Conte will remain CFO until a successor is named and will facilitate a smooth transition. Splunk will initiate a search to identify the company’s next CFO.

“I speak for all us at Splunk when I say it has been an honor to work alongside Dave, who is an invaluable partner to the company and me,” said Merritt. “Dave has been instrumental in helping us grow from $120 million at the time of our IPO to over $2 billion in expected revenue next year and in building our high growth culture.”

“After so many years with the company, I’m proud of everything we’ve accomplished including transforming our business model to one that is primarily renewable on our way to delivering more than $2 billion in revenue,” said Conte. “Splunk has never been better positioned for success, and I’m looking forward to continuing our execution over the next year.”

Third Quarter 2019 and Recent Business Highlights:

Customers:

•	Signed more than 500 new enterprise customers.

•
New and Expansion Customers Include: ATB Financial (Canada), Chicago Public Schools, City of Austin, Clemson University, Department of Home Affairs (Australia), Fleetcor Technologies, GVB (Netherlands), Jabil, Norfolk Southern, Paddy Power Betfair (Ireland), Randstad (Netherlands), Softbank (Japan), SundaySky (Israel), Teachers Mutual Bank (Australia), University of Portsmouth (UK), Vanderbilt University Medical Center

Products:

•
Announced the general availability of Splunk Enterprise 7.2 and a new version of Splunk Cloud, which make it easier to ask questions, take precise actions and drive meaningful business outcomes with data no matter where it lives.

•
Announced Splunk Next, a continually evolving series of visionary beta technologies that brings the power of Splunk to more data sources and more people. Splunk Next includes Splunk Data Stream Processor, Splunk Data Fabric Search, Splunk Mobile, Splunk Developer Cloud, Splunk Natural Language, Splunk Augmented Reality and Splunk

Splunk Inc. | www.splunk.com

TV.

•
Announced the general availability of Splunk for Industrial IoT, Splunk’s first product for the Internet of Things, to help industrial organizations minimize downtime, shift operations from reactive to proactive and save money.

•
Released new versions across the security portfolio including; Splunk Enterprise Security 5.2 which introduces event sequencing and a new use case library to accelerate investigations; Splunk User Behavior Analytics 4.2, which includes new anomaly scoring rules to improve insider threat detection models; and Splunk Phantom 4.0, which includes clustering support to improve scale and an indicator view to give analysts a threat intelligence-centered view for investigations.

•	Announced the general availability of Splunk ITSI 4.0 to help IT Operations teams better predict and prevent problems with machine learning.

•	Announced integrations with Amazon Web Services (AWS) Security Hub, released a new integration with AWS Web Access Firewall, and made it easier to ingest AWS data into Splunk solutions via Trumpet.

Recognition:

•	Named to Forbes Digital 100 list, ranking #9 in the top 100 public companies that are shaping the digital economy.

•	Recognized by IDC’s ‘Worldwide IT Operations Management Software Market Shares, 2017: Hybrid Management Drives Growth’ report as the fastest growing vendor in the IT Operations market.

•	Recognized by Gartner’s ‘Market Share Analysis: ITOM, Performance Analysis Software, Worldwide, 2017’ report as #2 in the AIOps/ITIM/Other Monitoring Tools category for the second year in a row.

•
Recognized as gaining network security market share “at the expense of SIEM vendors” in IDC’s ‘Worldwide Security and Vulnerability Management Market Shares 2017: Defending the Boundaryless Network’ report.

Appointments:

•	Appointed Lenny Stein to the newly created position of Senior Vice President of Global Affairs.

•	Appointed Scott Morgan to General Counsel and Secretary.

•	Appointed Jake Loomis to the newly created position of Chief Digital Officer.

Financial Outlook

The company is providing the following guidance for its fiscal fourth quarter 2019 (ending January 31, 2019):

•	Total revenues are expected to be approximately $560 million.

•	Non-GAAP operating margin is expected to be between 25% and 26%.

The company is updating its previous guidance provided on August 23, 2018 for its fiscal year 2019 (ending January 31, 2019):

•	Total revenues are expected to be approximately $1.740 billion (was approximately $1.685 billion).

•	Non-GAAP operating margin is expected to be between 11.5% and 12.0% (was approximately 11.5%).

The company is updating its previous guidance for its fiscal year 2020 (ending January 31, 2020):

•	Total revenues are expected to be approximately $2.15 billion (was approximately $2.0 billion).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, interest expense related to convertible debt and acquisition-related adjustments, which may be significant.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal third quarter 2019 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through December 6, 2018 by dialing (855) 859-2056 and referencing Conference ID 7482069.

Safe Harbor Statement

Splunk Inc. | www.splunk.com

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal fourth quarter and fiscal years 2019 and 2020 in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, the market for data-related products. future growth, momentum, strategy, technology and product innovation, expectations for our industry and business, customer demand, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2018, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC, including the Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2018 which will be filed with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps organizations ask questions, get answers, take actions and achieve business outcomes from their data. Organizations use market-leading Splunk solutions with machine learning to monitor, investigate and act on all forms of business, IT, security, and Internet of Things data. Join millions of passionate users and try Splunk for free today.

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2018 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Tom Stilwell
Splunk Inc.
415.852.5561
tstilwell@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415.848.8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 Splunk Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Revenues
License	$279,603	$193,810	$619,246	$443,603
Maintenance and services	201,380	148,679	561,679	405,878
Total revenues	480,983	342,489	1,180,925	849,481
Cost of revenues
License	5,922	3,013	16,717	9,100
Maintenance and services	83,303	61,154	234,226	173,106
Total cost of revenues	89,225	64,167	250,943	182,206
Gross profit	391,758	278,322	929,982	667,275
Operating expenses
Research and development	117,722	74,080	310,818	217,152
Sales and marketing	264,223	198,266	726,089	558,364
General and administrative	59,819	35,857	168,405	111,492
Total operating expenses	441,764	308,203	1,205,312	887,008
Operating loss	(50,006)	(29,881)	(275,330)	(219,733)
Interest and other income (expense), net
Interest income	8,571	2,403	15,322	6,273
Interest expense	(12,270)	(2,133)	(16,401)	(6,695)
Other income (expense), net	(186)	(289)	(657)	(1,771)
Total interest and other income (expense), net	(3,885)	(19)	(1,736)	(2,193)
Loss before income taxes	(53,891)	(29,900)	(277,066)	(221,926)
Income tax provision (benefit)	1,814	(232)	637	1,459
Net loss	$(55,705)	$(29,668)	$(277,703)	$(223,385)

Basic and diluted net loss per share	$(0.38)	$(0.21)	$(1.91)	$(1.61)

Weighted-average shares used in computing basic and diluted net loss per share	146,391	140,413	145,015	139,111

* Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

Splunk Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2018	January 31, 2018
		*As Adjusted
Assets
Current assets
Cash and cash equivalents	$1,868,116	$545,947
Investments, current	803,382	619,203
Accounts receivable, net	303,316	396,413
Prepaid expenses and other current assets	69,762	70,021
Deferred commissions, current	63,492	52,451
Total current assets	3,108,068	1,684,035
Investments, non-current	113,747	5,375
Property and equipment, net	156,502	160,880
Intangible assets, net	98,738	48,142
Goodwill	503,388	161,382
Deferred commissions, non-current	52,003	37,920
Other assets	107,228	41,711
Total assets	$4,139,674	$2,139,445
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$18,669	$11,040
Accrued compensation	181,425	145,365
Accrued expenses and other liabilities	104,715	84,631
Deferred revenue, current	504,587	489,913
Total current liabilities	809,396	730,949
Convertible debt, net	1,614,945	—
Deferred revenue, non-current	197,992	178,792
Other liabilities, non-current	95,474	98,383
Total non-current liabilities	1,908,411	277,175
Total liabilities	2,717,807	1,008,124
Stockholders’ equity
Common stock	148	143
Accumulated other comprehensive income (loss)	(4,583)	156
Additional paid-in capital	2,660,472	2,086,893
Accumulated deficit	(1,234,170)	(955,871)
Total stockholders’ equity	1,421,867	1,131,321
Total liabilities and stockholders’ equity	$4,139,674	$2,139,445

* Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

Splunk Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Cash flows from operating activities
Net loss	$(55,705)	$(29,668)	$(277,703)	$(223,385)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,779	10,123	37,946	30,039
Amortization of deferred commissions	22,715	12,156	55,592	32,809
Amortization of investment premiums (accretion of discounts)	(1,315)	31	(1,852)	373
Amortization of debt discount and issuance costs	8,491	—	8,491	—
Stock-based compensation	107,681	84,111	307,345	266,533
Deferred income taxes	(302)	(1,811)	(427)	(2,677)
Facility exit charge - adjustment	—	(5,191)	—	(5,191)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(55,489)	(56,564)	100,873	(24,858)
Prepaid expenses and other assets	(40,847)	(618)	(62,784)	(8,501)
Deferred commissions	(37,356)	(20,142)	(80,716)	(44,464)
Accounts payable	3,781	2,956	6,771	4,919
Accrued compensation	48,410	21,890	36,577	15,626
Accrued expenses and other liabilities	4,239	(5,533)	10,498	2,574
Deferred revenue	40,993	40,547	28,475	73,036
Net cash provided by operating activities	59,075	52,287	169,086	116,833
Cash flows from investing activities
Purchases of investments	(611,633)	(177,207)	(810,264)	(517,904)
Maturities of investments	177,950	175,745	525,126	514,010
Acquisitions, net of cash acquired	—	(42,127)	(394,910)	(59,350)
Purchases of property and equipment	(7,319)	(5,418)	(15,177)	(13,931)
Other investment activities	(744)	—	(5,119)	—
Net cash used in investing activities	(441,746)	(49,007)	(700,344)	(77,175)
Cash flows from financing activities
Proceeds from the exercise of stock options	341	501	1,695	2,474
Proceeds from employee stock purchase plan	—	—	24,201	19,282
Proceeds from the issuance of convertible debt, net of issuance costs	2,106,225	—	2,106,225	—
Purchase of capped calls	(274,275)	—	(274,275)	—
Taxes paid related to net share settlement of equity awards	—	(29,542)	(779)	(88,651)
Repayment of financing lease obligation	(644)	(497)	(1,862)	(1,299)
Net cash provided by (used in) financing activities	1,831,647	(29,538)	1,855,205	(68,194)
Effect of exchange rate changes on cash and cash equivalents	(541)	(238)	(1,778)	504
Net increase (decrease) in cash and cash equivalents	1,448,435	(26,496)	1,322,169	(28,032)
Cash and cash equivalents at beginning of period	419,681	419,810	545,947	421,346
Cash and cash equivalents at end of period	$1,868,116	$393,314	$1,868,116	$393,314

* Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.

Splunk Inc. | www.splunk.com

Splunk Inc.
Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP income tax provision (benefit), non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the "non-GAAP financial measures"). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, adjustments related to facility exits, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions and non-cash interest expense related to convertible debt. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. We issued convertible notes in the third quarter of fiscal 2019, and therefore, are excluding non-cash interest expense related to convertible debt for the first time in the third quarter of fiscal 2019. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The non-GAAP tax rate applied to the three and nine months ended October 31, 2018 was 20%. Splunk expects to utilize this annual non-GAAP tax rate in fiscal 2019 and will provide updates to this rate on an annual basis, or more frequently if material changes occur. In addition, non-GAAP financial measures includes free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, adjustments related to a financing lease obligation, adjustments related to facility exits, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions, and non-cash interest expense related to convertible debt from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$59,075	$52,287	$169,086	$116,833
Less purchases of property and equipment	(7,319)	(5,418)	(15,177)	(13,931)
Free cash flow (non-GAAP)	$51,756	$46,869	$153,909	$102,902
Net cash used in investing activities	$(441,746)	$(49,007)	$(700,344)	$(77,175)
Net cash provided by (used in) financing activities	$1,831,647	$(29,538)	$1,855,205	$(68,194)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2018

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Non-cash interest expense related to convertible debt	Income tax effects related to non-GAAP adjustments(3)	Non-GAAP
Cost of revenues	$89,225	$(9,203)	$(5,923)	$300		$—	$—	$74,399
Gross margin	81.4%	2.0%	1.2%	(0.1)%		—%	—%	84.5%
Research and development	117,722	(35,892)	(249)	514		—	—	82,095
Sales and marketing	264,223	(46,527)	(955)	1,134		—	—	217,875
General and administrative	59,819	(18,875)	—	259		—	—	41,203
Operating income (loss)	(50,006)	110,497	7,127	(2,207)		—	—	65,411
Operating margin	(10.4)%	23.0%	1.5%	(0.5)%		—%	—%	13.6%
Income tax provision	1,814	—	—	—		—	12,597	14,411
Net income (loss)	$(55,705)	$110,497	$7,127	$(169)	(2)	$8,491	$(12,597)	$57,644
Net income (loss) per share (1)	$(0.38)							$0.38
_________________________
(1) GAAP net loss per share calculated based on 146,391 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 152,691 diluted weighted-average shares of common stock, which includes 6,300 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.0 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2017

	GAAP *As Adjusted	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Acquisition-related adjustments		Income tax effects related to non-GAAP adjustments(4)	Non-GAAP *As Adjusted
Cost of revenues	$64,167	$(8,116)	$(2,873)	$316		$—	$—		$—	$53,494
Gross margin	81.3%	2.4%	0.8%	(0.1)%		—%	—%		—%	84.4%
Research and development	74,080	(25,502)	(130)	489		—	—		—	48,937
Sales and marketing	198,266	(37,789)	(561)	1,170		—	—		—	161,086
General and administrative	35,857	(14,882)	—	230		5,191	(643)		—	25,753
Operating income (loss)	(29,881)	86,289	3,564	(2,205)		(5,191)	643		—	53,219
Operating margin	(8.7)%	25.1%	1.0%	(0.6)%		(1.5)%	0.2%		—%	15.5%
Income tax provision (benefit)	(232)	—	—	—		—	1,994	(3)	13,166	14,928
Net income (loss)	$(29,668)	$86,289	$3,564	$(111)	(2)	$(5,191)	$(1,351)		$(13,166)	$40,366
Net income (loss) per share (1)	$(0.21)									$0.28

* Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.
_________________________
(1) GAAP net loss per share calculated based on 140,413 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 144,415 diluted weighted-average shares of common stock, which includes 4,002 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) Represents the partial release of the valuation allowance as a result of an acquisition.
(4) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2018

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Acquisition-related adjustments		Non-cash interest expense related to convertible debt	Income tax effects related to non-GAAP adjustments(4)	Non-GAAP
Cost of revenues	$250,943	$(28,190)	$(15,526)	$916		$—		$—	$—	$208,143
Gross margin	78.8%	2.4%	1.3%	(0.1)%		—%		—%	—%	82.4%
Research and development	310,818	(98,648)	(795)	1,510		—		—	—	212,885
Sales and marketing	726,089	(139,387)	(1,785)	3,451		—		—	—	588,368
General and administrative	168,405	(53,602)	—	741		(6,034)		—	—	109,510
Operating income (loss)	(275,330)	319,827	18,106	(6,618)		6,034		—	—	62,019
Operating margin	(23.3)%	27.2%	1.5%	(0.6)%		0.5%		—%	—%	5.3%
Income tax provision	637	—	—	—		3,313	(3)	—	11,037	14,987
Net income (loss)	$(277,703)	$319,827	$18,106	$(456)	(2)	$2,721		$8,491	$(11,037)	$59,949
Net income (loss) per share (1)	$(1.91)									$0.40
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(1) GAAP net loss per share calculated based on 145,015 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 151,451 diluted weighted-average shares of common stock, which includes 6,436 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $6.2 million of interest expense related to the financing lease obligation.
(3) Represents the partial release of the valuation allowance as a result of an acquisition.
(4) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2017

	GAAP *As Adjusted	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Acquisition-related adjustments		Income tax effects related to non-GAAP adjustments(4)	Non-GAAP *As Adjusted
Cost of revenues	$182,206	$(25,436)	$(8,392)	$931		$—	$—		$—	$149,309
Gross margin	78.6%	2.9%	1.0%	(0.1)%		—%	—%		—%	82.4%
Research and development	217,152	(80,100)	(213)	1,515		—	—		—	138,354
Sales and marketing	558,364	(124,041)	(1,893)	3,514		—	—		—	435,944
General and administrative	111,492	(45,673)	—	694		5,191	(643)		—	71,061
Operating income (loss)	(219,733)	275,250	10,498	(6,654)		(5,191)	643		—	54,813
Operating margin	(25.9)%	32.5%	1.2%	(0.8)%		(0.6)%	0.1%		—%	6.5%
Income tax provision	1,459	—	—	—		—	2,540	(3)	11,913	15,912
Net income (loss)	$(223,385)	$275,250	$10,498	$(339)	(2)	$(5,191)	$(1,897)		$(11,913)	$43,023
Net income (loss) per share (1)	$(1.61)									$0.30

* Prior-period information has been adjusted to reflect the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which Splunk adopted on February 1, 2018.
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(1) GAAP net loss per share calculated based on 139,111 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 143,552 diluted weighted-average shares of common stock, which includes 4,441 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $6.3 million of interest expense related to the financing lease obligation.
(3) Represents the partial release of the valuation allowance as a result of an acquisition.
(4) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

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